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EXHIBIT 5.1

        G A R Y    S T E V E N    F I N D L E Y    &    A S S O C I A T E S

Gary Steven Findley*	A PROFESSIONAL CORPORATION	Telephone
Thomas Q. Kwan	ATTORNEYS AT LAW	(714) 630-7136
Laura Dean-Richardson		Telecopier
Debra L. Barbin	1470 NORTH HUNDLEY STREET	(714) 630-7910
—————	ANAHEIM, CALIFORNIA 92806	(714) 630-2279
*A Professional Corporation

January 4, 2004

Western Sierra Bancorp
4080 Plaza Goldorado Circle
Cameron Park, California 95682

Re:    Registration Statement on Form S-8

Gentlemen:

        At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale, pursuant to the Auburn Community Bancorp 2003 Stock Option Plan ("Plan"), of 32,827 shares of Western Sierra Bancorp no par value common stock ("Common Stock"). We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Common Stock.

        It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Common Stock, said Common Stock, will, upon the issuance and sale thereof in accordance with the Plan referred to in the Registration Statement, be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement.

Respectfully submitted,
GARY STEVEN FINDLEY & ASSOCIATES
By:	/s/ Gary Steven Findley Gary Steven Findley Attorney at Law

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